UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2006

EVANS & SUTHERLAND COMPUTER CORPORATION

(Exact name of registrant as specified in its charter)

Utah	001-14677	87-0278175
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

770 Komas Drive, Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 588-1000

Former address: 600 Komas Drive, Salt Lake City, Utah 84108

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

See the information presented in “Item 2.01. Completion of Acquisition or Disposition of Assets” which is incorporated herein by reference.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On May 26, 2006, Evans & Sutherland Computer Corporation, a Utah corporation (the “Company”), completed the sale of substantially all of the assets and certain liabilities of its commercial and military simulation businesses and related service and support operations (collectively, the “Simulation Business”) to certain subsidiaries of Rockwell Collins, Inc., a Delaware corporation (“Rockwell Collins”), pursuant to an asset purchase agreement (the “Asset Purchase Agreement”), dated as of February 7, 2006, by and between the Company and Rockwell Collins.  In connection with the completion of the sale of the Simulation Business, on May 26, 2006 the Company entered into a laser projection systems agreement (the “Laser Projection Systems Agreement”) with Rockwell Collins and Rockwell Collins Simulation & Training Solutions LLC, pursuant to which the Company has agreed to provide, and grant exclusive and non-exclusive intellectual property licenses to use and sell, laser projection systems in connection with the Simulation Business and certain related businesses of Rockwell Collins.  The transaction was approved by the Company’s shareholders at a combined annual and special meeting of shareholders held on May 25, 2006.

The aggregate consideration was $71.5 million in cash, consisting of $66.5 million under the Asset Purchase Agreement for the assets primarily related to the Simulation Business, subject to a potential post-closing adjustment, and $5.0 million under the Laser Projection Systems Agreement, subject to the Company achieving certain milestones.  At the closing of the sale of the Simulation Business on May 26, 2006, (i) the Company received $59.5 million in cash under the terms of the Asset Purchase Agreement, and (ii) an additional $10.0 million in cash (consisting of $7.0 million under the Asset Purchase Agreement and $3.0 million under the Laser Projection Systems Agreement) was deposited in escrow pursuant to an escrow agreement (the “Escrow Agreement”), dated as of May 26, 2006, by and between the Company, Rockwell Collins and U.S. Bank National Association, as escrow agent.  Another $2.0 million in cash will be paid under the Laser Projection Systems Agreement upon completion of manufacturing acceptance testing of the Company’s fixed-based laser projection system.  Under the terms of the Escrow Agreement, the deposited amount will be held in escrow to secure (i) any post-closing reduction in the purchase price under the Asset Purchase Agreement, (ii) the Company’s indemnification obligations under the Asset Purchase Agreement and (iii) the Company’s obligations (not to exceed $3.0 million of the escrowed funds) to meet specified milestones under the Laser Projection Systems Agreement.  The escrowed funds will be released in installments as set forth in the Escrow Agreement.

The descriptions of the Laser Projection Systems Agreement and the Escrow Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements.  The Laser Projection Systems Agreement and the Escrow Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

In connection with the sale of the Simulation Business, on May 26, 2006 the Company issued a notice to redeem and pay its 6% Convertible Subordinated Debentures due 2012 (the “6% Debentures”) on June 26, 2006 (the “Redemption Date”) and deposited with the indenture trustee the amount of $18,360,287.50, which amount, on the Redemption Date, will be sufficient to pay the $18,015,000 principal amount outstanding of the 6% Debentures, together with the $345,287.50 in accrued and unpaid interest on the 6% Debentures through and including the Redemption Date.

Immediately following completion of the transaction with Rockwell Collins, the Company changed its principal executive offices to 770 Komas Drive, Salt Lake City, Utah 84108.

On May 30, 2006, the Company issued a press release to announce the completion of the sale of the Simulation Business, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.04.              Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Pursuant to the Company’s indenture relating to its 6% Debentures, a conveyance or transfer of the Company’s assets substantially as an entirety to any person is prohibited unless such person expressly assumes all of the obligations and liabilities of such indenture.  Accordingly, pursuant to the Asset Purchase Agreement, the Company agreed to satisfy and discharge its obligations under the 6% Debentures and the indenture.  See the information presented in the fourth paragraph of “Item 2.01. Completion of Acquisition or Disposition of Assets” which is incorporated herein by reference.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  On May 30, 2006, Wolf-Dieter Hass resigned as a director of the Company.  Mr. Hass’s resignation was not as a result of any disagreements with the Company.  A copy of Mr. Hass’s letter of resignation is attached hereto as Exhibit 17.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(b)           Pro forma financial information.  The pro forma financial statements required to be filed under this Item 9.01(b) will be filed by an amendment to this Form 8-K no later than 71 calendar days after the date that this Form 8-K must be filed.

(d)           Exhibits.

10.1         Laser Projection Systems Agreement, dated as of May 26, 2006, by and among Evans & Sutherland Computer Corporation, Rockwell Collins, Inc. and Rockwell Collins Simulation & Training Solutions LLC.

10.2         Escrow Agreement, dated as of May 26, 2006, by and among Evans & Sutherland Computer Corporation, Rockwell Collins, Inc. and U.S. Bank National Association.

17.1         Letter of Resignation, dated May 30, 2006, from Wolf-Dieter Hass to Evans & Sutherland Computer Corporation.

99.1         Press Release, dated May 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVANS & SUTHERLAND COMPUTER CORPORATION

	By:	/s/ James R. Oyler
Name: James R. Oyler
Title: President and Chief Executive Officer
Date: June 1, 2006

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Laser Projection Systems Agreement, dated as of May 26, 2006, by and among Evans & Sutherland Computer Corporation, Rockwell Collins, Inc. and Rockwell Collins Simulation & Training Solutions LLC.
10.2	Escrow Agreement, dated as of May 26, 2006, by and among Evans & Sutherland Computer Corporation, Rockwell Collins, Inc. and U.S. Bank National Association.
17.1	Letter of Resignation, dated May 30, 2006, from Wolf-Dieter Hass to Evans & Sutherland Computer Corporation.
99.1	Press Release, dated May 30, 2006.